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                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "EMPLOYMENT AGREEMENT") is made this 13th day of June, 2003 by and between VICORP RESTAURANTS, INC., a Colorado corporation (the "COMPANY"), and DEBRA KOENIG ("EXECUTIVE").

      WHEREAS, the Company and its subsidiaries are engaged in the business of
(i) operating and managing family dining restaurants and enterprises and (ii) conducting such other activities as are undertaken from time to time by the Company, VI Acquisition Corp., a Delaware corporation (the "PARENT"), and each of their subsidiaries as a result of future acquisitions, or otherwise (collectively, the "BUSINESS");

      WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as the Chief Executive Officer of the Company; and

      WHEREAS, the Company and Executive desire to enter into this Employment Agreement to evidence the terms and conditions of such employment.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Employment Agreement, the parties agree as follows:

      1. EMPLOYMENT. The Company hereby agrees to employ Executive as Chief Executive Officer of the Company, and Executive hereby agrees to accept such employment and agrees to act as Chief Executive Officer of the Company, all in accordance with the terms and conditions of this Employment Agreement. In addition to the foregoing, the Company agrees that, as soon as practicable on or after the execution of this Employment Agreement, the Executive will be elected as a Director of the Company. Executive hereby represents and warrants that neither Executive's entry into this Employment Agreement nor Executive's performance of Executive's obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation of any nature to which Executive is a party or by which Executive is bound, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement entered into by Executive.

      2. TERM OF EMPLOYMENT AND AUTOMATIC RENEWAL. The term of Executive's employment under this Employment Agreement will commence on the date of this Employment Agreement and will continue until the third (3rd) anniversary of the date of this Employment Agreement (the "INITIAL EMPLOYMENT PERIOD"). THE INITIAL EMPLOYMENT PERIOD AND ANY RENEWAL EMPLOYMENT PERIOD (AS DEFINED HEREIN) SHALL AUTOMATICALLY BE RENEWED AND EXTENDED ON THE SAME TERMS AND CONDITIONS CONTAINED HEREIN FOR CONSECUTIVE ONE-YEAR PERIODS (EACH, A "RENEWAL EMPLOYMENT PERIOD"), UNLESS NOT LATER THAN SIXTY (60) DAYS PRIOR TO THE END OF THE INITIAL EMPLOYMENT PERIOD OR ANY RENEWAL EMPLOYMENT PERIOD, AS THE CASE MAY BE, EITHER PARTY SHALL GIVE WRITTEN NOTICE TO THE OTHER PARTY OF ITS ELECTION TO TERMINATE THIS EMPLOYMENT AGREEMENT. The Initial Employment Period and the Renewal Employment Periods are hereinafter referred to as the

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"EMPLOYMENT PERIOD." Notwithstanding anything to the contrary contained herein, the Employment Period is subject to earlier termination pursuant to SECTION 11 below.

      3. POSITION AND RESPONSIBILITIES. Executive shall report to and be subject to the direction of the Board of Directors of the Company (the "BOARD"). Executive shall perform and discharge such duties and responsibilities for the Company as the Board may from time to time reasonably assign Executive, provided such duties and responsibilities are consistent with the position of a Chief Executive Officer. Subject to the foregoing, Executive understands and acknowledges that such duties shall be subject to revision and modification by the Company's Board upon reasonable notice to Executive. During the Employment Period, Executive shall devote Executive's full business time, attention, skill and efforts to the performance of Executive's duties herein, and shall perform the duties and carry out the responsibilities assigned to Executive, to the best of Executive's ability, in a diligent, trustworthy and businesslike manner for the purpose of advancing the Company. Executive acknowledges that Executive's duties and responsibilities will require Executive's full-time business efforts and agrees that during the Employment Period, Executive will not engage in any outside business activities that conflict with her obligations under this Employment Agreement.

      4. COMPENSATION.

            (a) BASE SALARY. During the Employment Period, the Company shall pay to Executive a base salary at the rate of $484,380 per year (the "BASE SALARY"), less applicable tax withholding, subject to increase from time to time, solely at the Company's discretion, payable at the Company's regular employee payroll intervals. Executive's performance shall be reviewed annually and the Base Salary may be increased at the Company's sole discretion.

            (b) DISCRETIONARY BONUS. During the Employment Period, Executive shall be eligible to earn an annual bonus targeted at fifty percent (50%) of her Base Salary upon the achievement of the annual budget, which budget shall be determined by the Board in its sole discretion. Bonus amounts in excess of fifty percent (50%) of Executive's Base Salary may be paid to the Executive if the annual performance goals for a particular year are exceeded, as determined in the sole discretion of the Board.

            (c) STOCK. Pursuant to a stock purchase agreement (the "STOCK PURCHASE AGREEMENT") to be entered into among Parent, the Executive, the Investors (as defined therein) and certain other executives of the Company, Executive will purchase certain shares of common stock and preferred stock of Parent (collectively, the "EXECUTIVE STOCK"), which shares of Executive Stock shall be subject to certain vesting, repurchase and other obligations and restrictions set forth in that certain senior management agreement to be entered into between Parent and the Executive (the "MANAGEMENT AGREEMENT") and that certain stockholders agreement to be entered into among Parent, Executive, the Investors and certain other shareholders of Parent (the "STOCKHOLDERS AGREEMENT").

      5. BENEFIT PLANS. During the Employment Period, Executive will be entitled to receive traditional employment benefits comparable to those provided to other senior executive officers of the Company (subject to any applicable waiting periods, eligibility requirements, or

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other restrictions), which benefits may include insurance (medical, dental, life, disability), retirement plans and profit sharing plans.

      6. EXPENSES. The Company, in accordance with policies and practices established by the Board from time to time, will pay or reimburse Executive for all expenses (including travel and cell phone expenses) reasonably incurred by Executive during the Employment Period in connection with the performance of Executive's duties under this Employment Agreement, provided that Executive shall provide to the Company documentation or evidence of expenses for which Executive seeks reimbursement. In addition, upon the delivery by Executive to the Company of a detailed description of such expenses, the Company agrees to reimburse Executive for the following reasonable relocation expenses actually incurred in connection with the Executive's relocation to the Denver, Colorado metropolitan area:

                  (i) all transfer fees and sales commissions incurred in
            connection with the sale of Executive's current home in Illinois;

                  (ii) reasonable legal fees incurred in connection with the sale of Executive's current home in Illinois, and purchase of Executive's new home in Colorado;

                  (iii) all closing fees (including points on Executive's
            mortgage) incurred in connection with the purchase of Executive's new home in Colorado;

                  (iv) reasonable travel, lodging and dining expenses incurred by Executive and her spouse in connection with a reasonable number of house-hunting trips to Colorado;

                  (v) reasonable moving expenses for the belongings of Executive and her family incurred in connection with the purchase of Executive's new home in Colorado; and

                  (vi) reasonable temporary housing in Colorado, if needed, up to a maximum of five (5) months.

      7. VACATION. Executive shall be entitled to vacation at the rate of four
(4) weeks per year to be accrued and taken in accordance with the Company's vacation policy from time to time in effect. Vacation which is accrued but not used in a given year will be forfeited as of the end of that year.

      8. CONFIDENTIALITY, INVENTIONS AND NON-SOLICITATION AGREEMENT. On the date hereof, Executive shall execute a confidentiality, inventions and non-solicitation agreement, in the form of EXHIBIT A attached hereto and made a part hereof (the "CONFIDENTIALITY, INVENTIONS AND NON-SOLICITATION AGREEMENT").

      9. RESTRICTIVE COVENANTS.

            (a) EXECUTIVE'S ACKNOWLEDGMENT. Executive acknowledges that: (i) Parent and the Company are and will be engaged in the Business during the Employment Period and

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thereafter; (ii) Parent and the Company are and will be actively engaged in the
Business throughout the world; (iii) Executive is one of a limited number of persons who will be developing the Business; (iv) Executive will continue to occupy a position of trust and confidence with the Company after the date of this Employment Agreement and during the Employment Period Executive will continue to become familiar with Parent's and the Company's and each of their subsidiaries' and portfolio companies (collectively, the "GROUP") trade secrets and with other proprietary and confidential information concerning the Group and the Business (and the other businesses of the Group); (v) the agreements and covenants contained in this SECTION 9 are essential to protect the Group and the goodwill of the Business and are a condition precedent to the Company entering into this Employment Agreement; (vi) Executive's employment with the Company has special, unique and extraordinary value to the Company and Parent and the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Employment Agreement; and (vii) Executive has means to support Executive and Executive's dependents other than by engaging in the Business, and the provisions of this
SECTION 9 will not impair such ability.

            (b) RESTRICTIONS. Executive will not, during the Restricted Period (as defined below), anywhere in North America (the "RESTRICTED TERRITORY"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise) own, operate, manage, control, invest in, perform services for, or engage or participate in any manner in, or render services to (alone or in association with any person or entity) or otherwise assist any person or entity in, the following entities, or in any entity or entities directly or indirectly related to the following entities: Bob Evans'; IHOP; Denny's; Perkin's; Marie Calendar; Mimi's; and Cracker Barrel.

      The term "RESTRICTED PERIOD" means the period of time from the date of this Employment Agreement until one (1) year after the termination for any reason of Executive's employment relationship with the Group or any successor thereto (whether pursuant to a written agreement or otherwise, including any Renewal Employment Period under this Employment Agreement). The Restricted Period shall be extended for a period equal to any time period that Executive is in violation of SECTION 9. Nothing contained in SECTION 9(B) above shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and Executive's associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of one percent (1%) of the stock of such corporation.

            (c) SCOPE/SEVERABILITY. The parties acknowledge that the business of Parent and the Company is and will be national in scope and thus the covenants in this SECTION 9 would be ineffective if the covenants were to be limited to a particular geographic area. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in this SECTION 9 not fully enforceable, the other provisions of this SECTION 9, and this Employment Agreement in general, will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Employment Agreement which are not fully enforceable as having been modified to the

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extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in SECTION 9(B), and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances but not in excess of the territory provided for in SECTION 9(b)).

      10. EQUITABLE REMEDIES. Executive acknowledges and agrees that the agreements and covenants set forth in the Confidentiality, Inventions and Non-Solicitation Agreement and in SECTION 9 of this Employment Agreement are reasonable and necessary for the protection of Parent's and the Company's business interests, that irreparable injury will result to Parent and the Company if Executive breaches any of the terms of said covenants, and that in the event of Executive's breach of any such covenants, Parent and the Company will have no adequate remedy at law. Executive accordingly agrees that, in the event of any breach by Executive of any of said covenants, Parent and the Company will be entitled to immediate injunctive and other equitable relief, without the necessity of showing actual monetary damages. Nothing in this
SECTION 10 will be construed as prohibiting Parent or the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of any damages that they are able to prove.

      11. TERMINATION. Notwithstanding anything in SECTION 2 of this Agreement to the contrary, Executive's services shall terminate upon the first to occur of the following events:

            (a) DEATH. The Employment Period will terminate immediately upon the death of Executive. If the Employment Period is terminated pursuant to this
SECTION 11(A), the Company shall have no further obligation to Executive (or her estate) except for salary and benefits accrued through the date of termination.

            (b) DUE CAUSE. The Company may terminate the Employment Period immediately upon written notice to Executive for Due Cause. The following events will be deemed to constitute "DUE CAUSE":

            (i) Executive's breach of any of Executive's obligations under the Confidentiality, Inventions and Non-Solicitation Agreement, the Stock Purchase Agreement, the Management Agreement or the Stockholders Agreement; or

            (ii) Executive's neglect of, willful misconduct in connection with the performance of, or refusal to perform Executive's duties in accordance with SECTION 3 of this Employment Agreement, which, in the case of neglect or refusal to perform, has not been cured to the Company's good faith satisfaction within thirty (30) days after Executive has been provided written notice of the same and the corrective action required by the Company; or

            (iii) Executive's engagement in any conduct which injures in a material respect the integrity or reputation of the Company or which impugns Executive's

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                  own integrity or reputation so as to cause Executive to be unfit to act in the capacity of Chief Executive Officer of the Company; or

            (iv) the Board's good faith determination that Executive has committed an act or acts constituting a felony, or has committed any other intentional act involving dishonesty or fraud against the Company.

      If the Employment Period is terminated pursuant to this SECTION 11(b), the Company shall have no further obligation to Executive except for salary and benefits accrued through the date of termination.

            (c) PERMANENT DISABILITY. The Company may terminate the Employment Period upon the Permanent Disability (as defined below) of the Executive. For purposes of this Employment Agreement, the term "PERMANENT DISABILITY" shall mean that Executive is entitled to benefits under the Company's long-term disability plan, or if no such plan exists, if the Executive is unable to perform, by reason of physical or mental incapacity, the essential functions of her position for ninety (90) or more days in any one hundred twenty (120) day period. The Board shall determine, according to the facts then available, whether and when a Permanent Disability has occurred. Such determination shall not be arbitrary or unreasonable.

            (d) TERMINATION BY THE COMPANY WITHOUT DUE CAUSE. The Company may terminate the Employment Period without Due Cause upon thirty (30) days' prior written notice. If the Employment Period is terminated pursuant to this SECTION 11(d), then Executive will be entitled to receive as severance pay, the continuation of her Base Salary at the annual rate then in effect for a period of twelve (12) months following the termination of her employment (the "SEVERANCE PERIOD"), payable in accordance with the Company's payroll policy from time to time in effect. Upon a termination under this SECTION 11(d), the Company may elect, within thirty (30) days of the termination of the Employment Period, to extend the duration of the Restricted Period for up to an additional twelve (12) month period by so notifying Executive. If the Company elects to extend the Restricted Period, the amount of severance pay shall be increased by one-twelfth (1/12) of her Base Salary, at the annual rate then in effect, for each month by which the Restricted Period is extended. In addition, if the Executive elects COBRA continuation coverage, the Company shall pay for such coverage through the Severance Period at the same rate as it pays for health insurance coverage for its active employees (with the Executive required to pay for any employee paid portion of such coverage). Nothing herein provided, however, shall be construed to extend the period of time over which such COBRA continuation coverage otherwise may be provided to the Executive and/or her dependents. Notwithstanding the above, Executive shall receive such amounts only if Executive is not in material breach of any of the provisions of the Confidentiality, Inventions and Non-Solicitation Agreement and SECTION 9 of this Employment Agreement and has complied with SECTION 11(f) of this Employment Agreement.

            (e) VOLUNTARY RESIGNATION BY EXECUTIVE. Executive may terminate the Employment Period at any time for any reason upon thirty (30) days' prior written notice. If the Employment Period is terminated pursuant to this SECTION 11(e), the Company shall have no further obligation to Executive except for salary and benefits accrued through the date of termination; provided, however, that if Executive is terminating the Employment Period for

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Good Reason (as defined below), then Executive will be entitled to receive the severance benefits on the terms and subject to all of the conditions and rights as described in SECTION 11(d). The following events will be deemed "GOOD REASON" for which Executive may terminate the Employment Period and receive the severance payments set forth in SECTION 11(d):

            (i) a material diminution of the Executive's duties, responsibilities, position or title after notice to the Company and a thirty (30) day opportunity to cure; or

            (ii) any material breach of this Employment Agreement on the part of the Company (including, but not limited to, any decrease in the Base Salary without the consent of the Executive, or relocation of Executive's place of employment to a location that is greater than fifty (50) miles from the Denver, Colorado metropolitan area), after notice to the Board, and a thirty (30) day opportunity to cure; provided, however, that Executive is not in material breach of any of the terms of this Employment Agreement.

            (f) GENERAL RELEASE. The receipt of any payment as set forth in SECTIONS 11(d)-(e) above shall be contingent upon Executive's execution of an agreement acceptable to the Company that (i) waives any rights the Executive may otherwise have against the Company and its Affiliates, (ii) releases the Company and its Affiliates from actions, suits, claims, proceedings and demands related to the period of employment and/or the termination of employment, and (iii) contains certain other standard obligations which shall be set forth at the time of the termination. For purposes of this Employment Agreement, the term "AFFILIATES" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1404 of the Code.

            (g) SURVIVAL. Termination of the Employment Period in accordance with this SECTION 11, or expiration of the Employment Period, will not affect the provisions of this Employment Agreement that survive such termination, including, without limitation, the provisions in the Confidentiality, Inventions and Non-Solicitation Agreement and in SECTION 9 of this Employment Agreement, and will not limit either party's ability to pursue remedies at law or equity.

      12. ATTORNEY'S FEES. If either party prevails in a legal or arbitration action to enforce or protect its rights under this Employment Agreement, then that party shall be entitled to recover reasonable attorneys' fees, costs, and expenses, in addition to all other relief, including but not limited to damages and injunctive relief.

      13. EXECUTIVE ASSISTANCE. Both during and after Executive's employment with the Company, Executive shall, upon reasonable notice, furnish the Company with such information as may be in Executive's possession or control, and cooperate with the Company, as the Company may reasonably request (with due consideration to Executive's business activities and obligations after the Employment Period), in connection with any litigation, claim, or other dispute in which the Company or any of its Affiliates is or may become a party. The Company

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shall reimburse Executive for all reasonable out-of-pocket expenses incurred by
Executive in fulfilling Executive's obligations under this SECTION 13 and shall provide Executive, if the obligation occurs after the Employment Period, with a reasonable per diem allowance.

      14. EFFECT OF PRIOR AGREEMENTS. This Employment Agreement, the Management Agreement, the Stockholders Agreement, the Stock Purchase Agreement and the Confidentiality, Inventions and Non-Solicitation Agreement contain the entire understanding between Parent, the Company and Executive relating to the subject matter hereof and supersede any prior employment agreement between Executive, Parent and the Company or other agreement relating to the subject matter hereof between Parent, the Company and Executive. Executive agrees and acknowledges that she is entitled to no benefits or compensation and has no other rights against the Company, the Parent, and their Affiliates, except as otherwise set forth in this Employment Agreement and, to the extent any such benefits, compensation or rights are owed to him, expressly waives such benefits, compensation and rights.

      15. MODIFICATION AND WAIVER. This Employment Agreement may not be modified or amended, nor may any provisions of this Employment Agreement be waived, except by an instrument in writing signed by the parties. No written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

      16. SEVERABILITY. If, for any reason, any provision of this Employment Agreement is held invalid, such invalidity will not affect any other provision of this Employment Agreement, and each provision will to the full extent consistent with law continue in full force and effect. If any provision of this Employment Agreement is held invalid in part, such invalidity will in no way affect the rest of such provision, and the rest of such provision, together with all other provisions of this Employment Agreement, will, to the full extent consistent with law, continue in full force and effect.

      17. NOTICES. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Employment Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

            If to the Company:

                  VICORP Restaurants, Inc.
                  c/o Wind Point Partners
                  Suite 3700
                  676 North Michigan Avenue
                  Chicago, Illinois   60611
                  Attn:    Michael Solot
                  Fax:     (312) 255-4820

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            With a copy to:

                  Sachnoff & Weaver, Ltd.
                  30 South Wacker Drive
                  Suite 2900
                  Chicago, Illinois   60606
                  Attn:   Seth M. Hemming, Esq.
                  Fax:  (312) 207-6400

            If to Executive:

                  Debra Koenig
                  7S710 Donwood Drive
                  Naperville, Illinois   60540

      Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this SECTION 17.

      18. THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Employment Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Employment Agreement.

      19. HEADINGS. The headings and other captions in this Employment Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Employment Agreement.

      20. GOVERNING LAW; ARBITRATION. This Employment Agreement has been executed in the State of Illinois, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles. Except for disputes arising out of an alleged violation of the Restrictive Covenants set forth in the Confidentiality, Inventions and Non-Solicitation AGREEMENT and in SECTION 9 of this Employment Agreement, any controversy or claim arising out of or relating to any provision of this Employment Agreement or any other document or agreement referred to herein shall be resolved by arbitration. The arbitration process shall be instigated by either party giving written notice to the other of the desire for arbitration and the factual allegations underlying the basis for the dispute. The arbitration shall be conducted by such alternative dispute resolution service as is agreed to by the parties, or, failing such agreement within thirty (30) days after such dispute arises, by arbitrators selected as described below in accordance with the rules and procedures established by the American Arbitration Association. Only a person who is a practicing lawyer admitted to a state bar may serve as an arbitrator. Each party shall select one arbitrator, and those arbitrators shall choose a third arbitrator; these arbitrators shall constitute the panel. The American Arbitration Association rules for employment arbitration shall control any discovery conducted in connection with the arbitration. The expenses of arbitration (other than attorneys' fees) shall be shared as determined by arbitration. Each side to the claim or controversy shall pay their own attorneys' fees. Any result reached by the panel shall be binding on all parties to the arbitration, and no appeal may be taken. It is agreed that any party to any award rendered in such

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arbitration proceeding may seek a judgment upon the award and that judgment may be entered thereon by any court having jurisdiction. The arbitration shall be conducted in the State of Colorado.

      21. NON-ASSIGNABILITY/BINDING EFFECT. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of her rights or delegate any of her duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

      22. NO STRICT CONSTRUCTION. The language used in this Employment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

        [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE TO FOLLOW]

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      IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized officer and Executive has signed this Employment Agreement, as of the date first above written.

                                            VICORP RESTAURANTS, INC.

                                            By: /s/ Walter Van Benthuysen
                                                -------------------------------
                                            Its: Chairman

                                            EXECUTIVE

                                              /s/ Debra Koenig
                                            ------------------------------------
                                            DEBRA KOENIG

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                                    EXHIBIT A

           CONFIDENTIALITY, INVENTIONS AND NON-SOLICITATION AGREEMENT

      In consideration of employment by VICORP Restaurants, Inc., a Colorado corporation, its successors or assigns (the "COMPANY") of Debra Koenig ("EXECUTIVE"), it is understood and agreed as follows:

1. CONFIDENTIAL INFORMATION.

      (a) Executive acknowledges that the Confidential Information (as defined below) constitutes a protectible business interest of the Company and its parent [VI ACQUISITION CORP.], a Delaware corporation ("PARENT") and covenants and agrees that at all times during the period of Executive's employment, and at all times after termination of such employment, Executive will not, directly or indirectly, disclose, furnish, make available or utilize any Confidential Information other than in the course of performing duties as an employee of the Company. Executive will abide by Company policies and rules as may be established from time to time by it for the protection of its Confidential Information. Executive agrees that in the course of employment with the Company Executive will not bring to the Company's offices nor use, disclose to the Company, or induce the Company to use, any confidential information or documents belonging to others. Executive's obligations under this SECTION 1.a. with respect to particular Confidential Information will survive expiration or termination of this Confidentiality, Inventions and Non-Solicitation Agreement (this "AGREEMENT"), and Executive's employment with the Company, and will terminate only at such time (if any) as the Confidential Information in question becomes generally known to the public other than through a breach of Executive's obligations under this Agreement.

      (b) As used in this Agreement, the term "CONFIDENTIAL INFORMATION" means any and all confidential, proprietary or trade secret information, whether disclosed, directly or indirectly, verbally, in writing or by any other means in tangible or intangible form, including that which is conceived or developed by Executive, applicable to or in any way related to: (i) the present or future business of Parent, the Company or any of their Affiliates (as defined below); (ii) the research and development of Parent, the Company or any of their Affiliates; or (iii) the business of any client or vendor of Parent, the Company or any of their Affiliates. Such Confidential Information includes the following property or information of Parent, the Company and their Affiliates, by way of example and without limitation, trade secrets, processes, formulas, data, program documentation, customer lists, designs, drawings, algorithms, source code, object code, know-how, improvements, inventions, licenses, techniques, all plans or strategies for marketing, development and pricing, business plans, financial statements, profit margins and all information concerning existing or potential clients, suppliers or vendors. Confidential Information of Parent and the Company also means all similar information disclosed to Parent or the Company by third parties which is subject to confidentiality obligations. The term "AFFILIATES" means
            (i) all persons or entities controlling, controlled by or under common control with, Parent and/or the Company, (ii) all companies or entities in which Parent or the Company own an equity interest and (iii) all predecessors, successors and assigns of the those Affiliates identified in (i) and (ii).

2. RETURN OF MATERIALS. Upon termination of employment with the Company, and regardless of the reason for such termination, Executive will leave with, or promptly return to, the Company all documents, records, notebooks, magnetic tapes, disks or other materials, including all copies, in Executive's possession or control which contain Confidential Information or any other information concerning Parent, the Company, any of their Affiliates or any of their respective products, services or clients, whether prepared by the Executive or others.

3.    INVENTIONS AS SOLE PROPERTY OF THE COMPANY.

      (a) Executive covenants and agrees that all Inventions (as defined below) shall be the sole and exclusive property of the Company.

      (b) As used in this Agreement, the term "INVENTIONS" means any and all inventions, developments, discoveries, improvements, works of authorship, concepts or ideas, or expressions thereof, whether or not subject to patents, copyright, trademark, trade secret protection or other intellectual property right protection (in the United States or elsewhere), and whether or not reduced to practice, conceived or developed by Executive while employed with the Company or within one (1) year following termination of such employment which relate to or result from the actual or anticipated business, work, research or investigation of Parent, the Company or any of their Affiliates or which are suggested by or result from any task assigned to or performed by Executive for Parent, the Company or any of their Affiliates.

      (c) Executive acknowledges that all original works of authorship which are made by her (solely or jointly) are works made for hire under the United States Copyright Act (17 U.S.C., et seq.).

      (d) Executive agrees to promptly disclose to the Company all Inventions, all original works of authorship and all work product relating thereto. This disclosure will include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples and other tangible evidence or results (collectively, "TANGIBLE EMBODIMENTS") of such Inventions, works of authorship and work product. All Tangible Embodiments of any Invention, work of authorship or work product related thereto will be deemed to have been assigned to the Company as a result of the act of expressing any Invention or work of authorship therein.

      (e) Executive hereby assigns to the Company (together with the right to prosecute or sue for infringements or other violations of the same) the entire worldwide right, title and interest to any such Inventions or works made for hire, and Executive agrees to perform, during and after employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in registering, recording, obtaining, maintaining, defending, enforcing and assigning Inventions or works made for hire in any and all countries. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agents and attorneys-in-fact to act for and in Executive's behalf and instead of Executive, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Executive; this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.

      (f)   Without limiting the generality of any other provision of this
            SECTION 3, Executive hereby authorizes the Company and each of its Affiliates (and their respective successors) to make any desired changes to any part of any Invention, to combine it with other materials in any manner desired, and to withhold Executive's identity in connection with any distribution or use thereof alone or in combination with other materials.

      (g) Pursuant to the Illinois Employee Patent Act, Public Act 83-493, this Agreement does not apply to any invention for which no equipment, supplies, facility or trade secret information of Parent or the Company was used and which was developed entirely on Executive's own time, unless (1) the invention relates (a) to the business of Parent or the Company or (b) to Parent's or the Company's actual demonstrably anticipated research or development; or (2) the invention results from any work performed by Executive for Parent or the Company.

      (h) The obligations of Executive set forth in this SECTION 3 (including, but not limited to, the assignment obligations) will continue beyond the termination of Executive's employment with respect to Inventions conceived or made by Executive alone or in concert with others during Executive's employment with the Company and during the one
            (1) year thereafter, whether pursuant to this Agreement or otherwise. These obligations will be binding upon Executive and Executive's executors, administrators and other representatives.

4. LIST OF PRIOR INVENTIONS. All Inventions which Executive has made prior to employment by the Company are excluded from the scope of this Agreement. As a matter of record, Executive has set forth on ANNEX I hereto a complete list of those Inventions which might relate to Parent's or the Company's business and which have been made by Executive prior to employment with the Company. Executive represents that such list is complete. If no list is attached, Executive represents that there are no prior Inventions.

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

5.    NON-SOLICITATION.

      (a) Executive will not, during the term of Executive's employment with the Company and for two (2) years thereafter (the "RESTRICTED PERIOD") (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise) with or through any individual or entity:

                        i. employ, engage or explicitly solicit for employment
                  any individual who is, or was at any time during the twelve-month period immediately prior to the termination of Executive's employment with the Company for any reason, an employee of Parent, the Company or any of their Affiliates or otherwise seek to adversely influence or alter such individual's relationship with Parent, the Company or any of their Affiliates; or

                        ii. explicitly solicit or encourage any individual or
                  entity that is, or was during the twelve-month period immediately prior to the termination of Executive's employment with the Company for any reason, a customer or vendor of Parent or the Company to terminate or otherwise alter her, her or its relationship with Parent or the Company.

      (b) The Restricted Period shall be extended for a period equal to any time period that Executive is in violation of this SECTION 5.

6. EQUITABLE REMEDIES. Executive acknowledges and agrees that the agreements and covenants set forth in this Agreement are reasonable and necessary for the protection of Parent's and the Company's business interests, that irreparable injury will result to Parent and the Company if Executive breaches any of the terms of said covenants, and that in the event of Executive's actual or threatened breach of any such covenants, Parent and the Company will have no adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach by Executive of any of said covenants, Parent and the Company will be entitled to immediate injunctive and other equitable relief, without posting bond or other security and without the necessity of showing actual monetary damages. Nothing in this SECTION 6 will be construed as prohibiting Parent or the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of any damages that they are able to prove.

7. NO RIGHT TO EMPLOYMENT. No provision of this Agreement shall give Executive any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of Executive, affect the right of the Company or its Affiliates to terminate the employment of Executive, with or without cause, or give Executive any right to participate in any Executive welfare or benefit plan or other program of the Company or any of its Affiliates.

8. MODIFICATION AND WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9. SEVERABILITY. Executive acknowledges that the agreements and covenants contained in this Agreement are essential to protect Parent, the Company and their goodwill. Each of the covenants in this Agreement will be construed as independent of any other covenants or other provisions of this Agreement. It is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent.

10. NOTICES. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand;
      (b) when sent by telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

            If to the Company:

                  VICORP Restaurants, Inc.
                  c/o Wind Point Partners
                  Suite 3700
                  676 N. Michigan Avenue
                  Chicago, IL 60611
                  Attn:    Michael Solot
                  Fax:     (312) 255-4820

            With a copy to:

                  Sachnoff & Weaver, Ltd.
                  30 South Wacker Drive
                  Suite 2900
                  Chicago, Illinois 60606
                  Attn.: Seth M. Hemming, Esq.
                  Fax:  (312) 207-6400

            If to Executive:

                  Debra Koenig
                  7S710 Donwood Drive
                  Naperville, Illinois   60540

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      Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this SECTION 10.

11. HEADINGS. The headings and other captions in this Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Agreement.

12. GOVERNING LAW. This Agreement has been executed in the State of Illinois, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles.

13. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of Executive, the Company, and their respective successors and permitted assigns. The Company will be entitled to assign its rights and duties under this Agreement provided that the Company will remain liable to Executive should such assignee fail to perform its obligations under this Agreement.

14. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

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

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement, as of the date written below.

                                   EXECUTIVE:

Date: June  13 , 2003                /s/ Debra Koenig
                                   --------------------
                                   DEBRA KOENIG

                                   VICORP RESTAURANTS, INC.

                                   By: /s/ Walter Van Benthuysen
                                       ---------------------------------------
                                   Its: Chairman

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